UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2015

THE CORPORATE EXECUTIVE BOARD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 12, 2015, The Corporate Executive Board Company (the “Company”) filed a Certificate of Amendment of its Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. Pursuant to the Amendment, which has an effective date of May 15, 2015, the corporate name of the Company is changed from “The Corporate Executive Board Company” to “CEB Inc.” The Amendment was previously approved by the Company’s Board of Directors. The Company’s stock trading ticker symbol will remain “CEB.” Due to the name change of the Company, the Company requested and received from CUSIP Global Services a new CUSIP number “125134106.”

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Effective May 15, 2015, the Company’s Board of Directors amended and restated the Company’s Bylaws to reflect the new name.

A copy of the Second Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment, as filed with the Secretary of State of the State of Delaware, effective on May 15, 2015.

3.2	Second Amended and Restated Bylaws of CEB Inc., effective as of May 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CORPORATE EXECUTIVE BOARD COMPANY
(Registrant)
Date: May 19, 2015
	By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment, as filed with the Secretary of State of the State of Delaware, effective on May 15, 2015.

3.2	Second Amended and Restated Bylaws of CEB Inc., dated as of May 15, 2015.